Exhibit 2


THIS LEASE MODIFICATION AGREEMENT dated for reference this 16th day of May, 2003

BETWEEN:

              ELECTRIC AVENUE PROPERTIES INC., whose name has been changed to THE OLD BC ELECTRIC BUILDING CORP. c/o Macdonald Commercial Real Estate Services Ltd., Suite 301 - 1770 West 7th Avenue, Vancouver, B.C. V6J 4Y6.

              (hereinafter called the "Landlord")

AND:

              PHOTOCHANNEL  NETWORKS  INC,  of #506 & #507 - 425
              Carrall Street, Vancouver, BC.

              (hereinafter called the "Tenant")

WHEREAS:

A. By a lease (the "ORIGINAL LEASE") made July 12, 2001 between the Landlord and the Tenant, the Landlord leased to the Tenant for a term of Three (3) years from August 1, 2001 to July 31, 2004 premises (the "LEASED PREMISES") shown outlined in red on the copy of the site plan as attached to the Original Lease, consisting of Two Thousand Six Hundred Sixty Three (2663) square feet, more commonly known as #506 & #507 - 425 Carrall Street, Vancouver, British Columbia;

B. The Landlord and Tenant have agreed to modify the Original Lease on the terms herein set forth.

NOW, THEREFORE, in consideration of the grants, rents and mutual covenants hereinafter reserved and contained, the parties covenant and agree as follows:


1. The Landlord hereby demises and leases to the Tenant, and the Tenant hereby leases from the Landlord a portion of the lands known as suite #505 - 425 Carrall Street, Vancouver, BC, consisting of One Thousand Six Hundred Seventy Four (1674) square feet (the "Additional Space") which will be added to be added to the floor area of the Premises;

2.       A plan of the Additional Space is attached as Schedule "A".

3. Article 1 (e) of the Original Lease shall be amended to include the floor area of the Additional Space resulting in a total amended floor area of the Premises of Four Thousand Three Hundred Thirty Seven (4337) square feet, the whole as outlined in red within the attached Schedule "B".

4. Article 1 (f) of the Original Lease shall be amended to extend the term of the Lease to expire July 31, 2007.

5. Schedule "B" Article 1(g) of the Original Lease shall be amended to reflect the proportionate share of the premises to be 4.28%.


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                                                               Landlord  Tenant
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6.       The monthly rent payable  shall be abated for a period of Eleven Months from July 1, 2003 to May 31, 2004 in the amount of $1,646.10 per month.

7. The Tenant shall pay rent based on the amended floor area of Four Thousand Three Hundred Thirty Seven (4337) square feet (Schedule "A"), and as such Article 1 (h) of the Original Lease will be amended to include this floor area and read as follows:

RENT:

 Date              $ per Square Foot         Annual Rent         Monthly Rent
--------------------------------------------------------------------------------
07/01/03-07/31/07  $18.00 (4337 sq. ft)      $78,066.00          $6,505.50


8. The Premises shall be provided "as is" except that the Landlord at it's cost shall:

a) Build a boardroom as specified on Schedule "C" of this Lease Modification Agreement.

b) Install data lines and telephone lines as required to the four offices, boardroom and perimeter walls of the Premises.

c) Provide HVAC to the Premises.

d) Paint and prepare the Premises.


9. All other terms and conditions contained in the Original Lease shall apply to this Agreement during the Term except:

         (i)     as hereby expressly modified,

         (ii) for any tenant inducements or allowances, rent abatements, or like concessions or rights which applied to the initial term of the Original Lease

         Adjustments from the Municipal Tax Escalation Over Base Year/Operating Costs Escalation Over Base Year shall continue to apply as provided for within the Original Lease.

10.      This  Agreement  will  enure to the  benefit  and be  binding  upon the
         Landlord  and  Tenant  and  their  respective  heirs,   successors  and
         permitted assigns.

         IN WITNESS WHEREOF the Landlord and the Tenant have executed this Agreement as of the day and year first above-written.


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TENANT:                              )
                                     )
SIGNED, SEALED AND DELIVERED BY:     )  Per:
                                     )
PHOTOCHANNEL NETWORKS INC.           )  I AM AUTHORIZED TO REPRESENT THE COMPANY
                                     )
in the presece of the witness:       )
                                     )        /s/Robert Christopher
Geoff Steilman                       )        ----------------------------------
-----------------------------------  )        Name & Title: Robert Christopher
Name of Witness (Please Print)       )                      CFO
                                     )
MACDONALD COMMERCIAL                 )
REAL ESTATE SERVICES LTD.            )
#301 - 1770 WEST 7TH AVENUE          )
VANCOUVER, B.C. V6J 4Y6              )
-----------------------------------  )
Address of Witness                   )
                                     )
                                     )
-----------------------------------  )
Occupation of Witness                )
                                     )
/s/Geoff Steilman                    )
-----------------------------------  )
Signature of Witness

-----------------------------------



LANDLORD:

SIGNED, SEALED AND DELIVERED BY:     )
                                     )
THE OLD BC ELECTRIC BUILDING CORP.   )
                                     )
In the presence of the witness:      )
                                     )
Geoff Steilman                       )        /s/ [ILLEGIBLE]
-----------------------------------  )        ----------------------------------
Name of Witness (Please Print)       )        Authorized Signature
                                     )
MACDONALD COMMERCIAL                 )
REAL ESTATE SERVICES LTD.            )
#301 - 1770 WEST 7TH AVENUE          )
VANCOUVER, B.C. V6J 4Y6              )
-----------------------------------  )
Address of Witness                   )
                                     )
                                     )
-----------------------------------  )
Occupation of Witness                )
                                     )
/s/Geoff Steilman                    )
-----------------------------------  )
Signature of Witness                 )


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